Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Sets Earnings Release Date for Fourth Quarter and Full Year 2015

NEW YORK, February 25, 2016 – New York REIT, Inc. (“NYRT”) (NYSE: NYRT), announced today it expects to release its financial results for the fourth quarter and full year 2015 on Friday, February 26, 2016.

In light of the Company’s previously announced strategic review process, which remains ongoing, NYRT will not host a conference call or webcast for investors and analysts this quarter.  The Board and management team remain focused on maximizing long-term value for all shareholders and are committed to working through this process expeditiously.  The Company will provide additional updates when appropriate.

About NYRT

NYRT is a publicly traded Maryland corporation listed on the NYSE and is a New York City focused real estate investment trust (“REIT”) that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on May 11, 2015. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Michael A. Happel CEO and President New York REIT, Inc. mhappel@nyrt.com (212) 415-6500	Mahmoud Siddig Jonathan Keehner Joele Frank, Wilkinson Brimmer Katcher jkeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Matthew Furbish Director, Investor Relations and Public Relations mfurbish@nyrt.com (212) 415-6500